UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 7, 2006
QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (858) 587-1121
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On December 7, 2006, the Company entered into an amendment to its Amended and Restated Rights Agreement (the “Agreement”) dated September 26, 2005 between the Company and Computershare Investor Services LLC. The principal purpose of the amendment to the Agreement was to increase (from 15% of the outstanding shares to 20% of the outstanding shares) the threshold at which a person becomes an “Acquiring Person” under the Agreement. This description of the amendment to the Agreement is qualified in its entirety by reference to the amendment filed herewith as Exhibit 99.1.
Item 3.03 Material Modification of Rights of Securityholders.
See Item 1.01 above, which is incorporated herein by reference. Under the Agreement, the Company previously issued preferred share purchase rights (the “Rights”) as a dividend on the shares of common stock. The amendment to the Agreement modifies the outstanding Rights as described in Item 1.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Amendment dated December 7, 2006 to Amended and Restated Rights Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated (Registrant)
Date: December 12, 2006	By:	/s/ William E. Keitel
William E. Keitel,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Amendment dated December 7, 2006 to Amended and Restated Rights Agreement